EXHIBIT 99.1

Emmy-Award Winning Television Host Montel Williams to Join Next ‘Let’s Huddle’ Webinar

Patient advocacy initiative expands its reach with a nationally recognized voice on health, resilience and informed treatment decisions

TORONTO, Oct. 22, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”) today announced that Emmy Award-winning television host, health advocate and decorated U.S. Navy veteran, Montel Williams, will join the next Let’s Huddle webinar for a discussion with its host, Leonard Wheeler, on November 5, 2026, at 3:00 p.m. ET.

Mr. Williams will share his personal perspectives on health advocacy, resilience, informed healthcare decisions and the importance of protecting quality of life. His participation brings a prominent public voice to Let’s Huddle, a global patient community dedicated to helping men and their families navigate the prostate care journey through education, connection and support.

"When we created Let's Huddle, our goal was to build a community where men and their families could have meaningful conversations, ask difficult questions, share experiences and feel supported as they navigate important healthcare decisions," said Tom Tamberrino, Chief Commercial Officer of Profound Medical. "Montel's experience as a respected broadcaster, veteran and passionate health advocate makes him a powerful addition to this conversation. His participation reinforces our commitment to putting patients first and helping men feel informed, empowered and supported throughout their prostate care journey."

Mr. Williams has built a distinguished career spanning military service, television and health advocacy. After graduating from the United States Naval Academy in 1980, he served in the U.S. Navy and Marine Corps, retiring in 1996 with the rank of lieutenant commander. His military honors include two Meritorious Service Medals and two Navy Commendation Medals.

Following his military career, Mr. Williams hosted The Montel Williams Show for 17 years, appearing in more than 4,300 episodes and earning a Daytime Emmy Award for Outstanding Talk Show Host in 1996. After being diagnosed with multiple sclerosis in 1999, he established the Montel Williams MS Foundation to support research and raise public awareness. He continues to advocate for health and wellness, and hosts the podcast Let's Be Blunt with Montel and Lifetime's Military Makeover with Montel.

Advancing patient awareness and access to innovative prostate care

For Profound, Let's Huddle is an important extension of its commitment to patient education and engagement, complementing its work to advance innovative approaches to prostate treatment.

"Montel's story is a powerful reminder that health challenges can have a lasting impact on quality of life, long after military service or other major life milestones," said Arun Menawat, Chief Executive Officer and Chairman of Profound Medical. "Men facing prostate disease deserve access to clear information, meaningful support and treatment options that take their quality of life into account. The TULSA Procedure™ offers an incision-free, MRI-guided approach to prostate tissue ablation, designed to provide precise, personalized treatment. We believe initiatives like Let's Huddle play an important role in helping patients become informed participants in their care."

Profound is also proud to support expanded access to innovative prostate care for veterans. To that end, the Company recently installed the first TULSA-PRO® system at a U.S. Department of Veterans Affairs facility to offer veterans access to the TULSA Procedure™, an important milestone in broadening access to this treatment approach.

Webinar Details

Date: November 5, 2026

Time: 3:00 p.m. ET

Location: Online at www.letshuddle.org

Registration: Advance registration is required. Register here.

An archived recording will be made available on the Let's Huddle website as soon as practicable following the live event.

About Let's Huddle

Led by Leonard Wheeler, Profound Medical's Global Patient Ambassador, former professional football player with an eight-year NFL career, Co-Executive Director for NFL Legends, prostate cancer survivor, and men's health advocate, Let's Huddle is a global patient community designed to empower men and their families with education, connection and support throughout the prostate care journey.

The initiative reflects Profound's belief that advancing prostate care extends beyond developing innovative technology. By fostering education, peer connection and informed dialogue, Let's Huddle helps men, allies, and families better understand their options, engage in treatment discussions and navigate the decisions that can shape their quality of life.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195